Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Christopher W. Cabrera, hereby certify that, to my knowledge:

(i)

the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and

(ii)	that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Xactly Corporation.

Date: April 20, 2016	By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Xactly Corporation under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.